RELEASE AND COVENANT NOT TO SUE

THIS RELEASE AND COVENANT NOT TO SUE (this “Release”) is made as of July 15, 2014, by Honeywood, LLC, a California limited liability company and the other Members from time to time party to the Merger Agreement as defined below (each a “Releasor” and together the “Releasors”), in favor of Tauriga Sciences, Inc., a Florida corporation (“Tauriga”) and Doc Greene’s Acquisition Sub, LLC, a California limited liability company (“Acquisition Sub” and together with the Tauriga, the “Releasees”). The Releasors and Releasees are collectively referred to as “Parties” and each a “Party”.

RECITALS

WHEREAS, the Parties are parties to that certain Agreement and Plan of Merger, dated as of as of March 10, 2014, as amended.

WHEREAS, Daniel Kosmal, Ramona Rubin and Elie Green are each members and officers of Honeywood, LLC.

WHEREAS, pursuant to Section 4.2(h) of the Merger Agreement, the Releasors are required to enter into this Release as a condition to the consummation of the transactions set forth in the Merger Agreement.

WHEREAS, capitalized terms used herein without definition shall have the respective meanings set forth in the Merger Agreement.

NOW, THEREFORE, in consideration of the premises and mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the Releasors hereby covenant and agree as follows:

RELEASE

1. General Release. Each of the Releasors, for itself and its legal representatives, members, managers, employees, successors, assigns and each and every individual, entity or other person having any right or claim through, under or by reason of its relationship with the Releasor, does hereby irrevocably and unconditionally: (A) release, remise, acquit, and forever discharge: (i) the Releasees and each of their respective managers, directors, officers, shareholders, members, employees, agents and representatives, and (ii) the respective estates, legal and personal representatives, executors, administrators, heirs, successors and assigns of the Persons referred to in the preceding clause (A)(i) (with the Persons referred to in the preceding clauses (A)(i) and (ii) being collectively included within the definition of the “Releasees”) of and from any and all claims, demands, actions, causes of action, suits, costs, debts, damages, losses, compensation, contracts, agreements, controversies, penalties, setoff or similar rights and other liabilities and obligations of any kind or nature whatsoever, which such Releasor has or has ever had against or with respect to any of the Releasees, other than the rights set forth in the Merger Agreement (collectively, the “Claims”), and (B) waive, release, settle and disclaim any rights or other interest it may have with respect to the Claims, from the beginning of time to and including the date of this Release.

2. Complete Release. Notwithstanding any other provision of this Release to the contrary, each Releasor hereby acknowledges and agrees that this Release is intended to include in its effect, without limitation, all Claims that are subject to Section 1 of this Release of any kind or nature whatsoever which have arisen, known and unknown, contingent or otherwise, including without limitation those of which the Releasor knows or does not know, should have known, had reason to know or suspects to exist in such Releasor’s favor at the time of execution hereof, and that this Release will be effective as a bar to all Claims released by this Release.

3. Covenant Not To Sue. Each Releasor, for itself and its legal representatives, members, managers, shareholders, directors, officers, employees, successors, assigns and each and every Person having any right or claim through, under or by reason of its relationship with such Releasor, does hereby covenant not to initiate, continue or maintain any Proceeding against any Releasee before any court, Governmental Entity or other forum by reason of any Claims released by this Release. If any court, Governmental Entity or other forum assumes jurisdiction over any Claim against any Releasee released by this Release, then such Releasor will promptly direct such court, Governmental Entity or forum to withdraw from or dismiss the matter with prejudice. If such Releasor violates this Release by initiating any Proceeding against any Releasee before any court, Governmental Entity or other forum by reason of any Claims released by this Release, then such Releasor will pay all Costs (including attorney’s fees and Costs) incurred by such Released Party in defending against such Proceeding.

4. Binding Effect. This Release shall be binding upon each Releasor and its respective successors, heirs, personal representatives and assigns and shall be enforceable and inure to the benefit of the Releasees and their respective successors, heirs, personal representatives, and assigns. After the date of this Release, such Releasor may discover facts different from or in addition to those now known or believed to be true regarding the subject matter of this Release, but this Release will remain in full force and effect, notwithstanding the existence of any different or additional facts.

5. No Rule of Construction. The Parties acknowledge that each Party has been represented by counsel and all Parties have read and negotiated the language used in this Release. The Parties agree that, because all Parties participated in negotiating and drafting this Release, no rule of construction shall apply to this Release which construes ambiguous language in favor of or against any Party by reason of that Party’s role in drafting this Release.

6. Governing Law. This Release shall be construed and enforced in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws.

7. Counterparts; Signatures; Section Headings. This Release may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. A facsimile signature shall bind the signatory in the same way that an original signature would bind the signatory. The headings of each section, subsection or other subdivision of this Agreement are for reference only and shall not limit or control the meaning thereof.

8. Submission to Jurisdiction. All actions or proceedings arising in connection with this Release shall be tried and litigated exclusively in Chancery Court of the State of Delaware. The aforementioned choice of venue is intended by the Parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the Parties with respect to or arising out of this Release. Each Party hereby waives: (i) any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and (ii) the right each may have to a trial by jury. Each Party stipulates that the Chancery Court of the State of Delaware shall have in personam jurisdiction over each of them for the purpose of litigating any such dispute, controversy or proceeding. Each Party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Release. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

9. Notices. All notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms of this Release shall be in writing, and shall be sent to the applicable Party at the following addresses or facsimile numbers, as applicable:

If to any Releasee:

c/o Tauriga Sciences, Inc.

39 Old Ridgebury Road, Suite C4

Danbury, CT 06180

Attn: Seth M. Shaw

Telephone: (514) 840-3697

Fax: (514) 221-3336

With a copy to:

Nixon Peabody LLP

437 Madison Avenue

New York, New York 10014

Attn: Theodore J. Ghorra, Esq.

Telephone: (212) 940-3072

Fax: (855) 856-7298

If to any Releasor:

c/o Honeywood, LLC

1999 Harrison Street

Suite 1800

Oakland CA 94707

Attn: Daniel Kosmal

With a copy to:

Buchalter Nemer, PC

1000 Wilshire Boulevard

Suite 1500

Los Angeles, CA 90017

Attn: Jeremy Weitz, Esq. and Tanya Viner, Esq.

Tel: (213) 891-0700

Fax: (213) 630-5793

or to such other address or facsimile number as any Party may have furnished to each other Party in writing in accordance herewith. All notices, consents, directions, approvals, instructions, requests and other communications hereunder shall be sent and effective as follows: (i) on the business day delivered, when delivered personally, (ii) five (5) business days after mailing if mailed by registered or certified mail, return receipt requested (postage prepaid), (iii) on the next business day if sent by a nationally recognized overnight express courier service with all costs prepaid and provided evidence of delivery is available, or (iv) on the business day of a facsimile transmission if received on a business day before 5:00 p.m., local time, or on the next business day if received after that time, in each case provided that an automatic machine confirmation indicating the time of receipt is generated.

10. Severability. Any provision of this Release that is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Release invalid, illegal or unenforceable in any other jurisdiction.

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IN WITNESS WHEREOF, the undersigned Releasor has executed this Release as of the date first above written.

RELEASOR:	HONEYWOOD, LLC

	By:	/s/ Daniel Kosmal
	Name:	Daniel Kosmal
	Title:	President

/s/ Daniel Kosmal
Daniel Kosmal

/s/ Elie Green
Elie Green

/s/ Ramona Rubin
Ramona Rubin

[Signature page to Release and Covenant Not to Sue]

RELEASEE:	TAURIGA SCIENCES, INC.

	By:	/s/ Stella M. Sung
	Name:	Stella Sung, Ph.D
	Title:	CEO/President

DOC GREEN’S ACQUISITION SUB, LLC

	By:	/s/ Stella M. Sung
	Name:	Stella Sung, Ph.D
	Title:	President and CEO of Tauriga Sciences, Inc., sole member